Exhibit 99.4

WILMINGTON TRUST CORPORATION
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
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	M29397-P04374	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WILMINGTON TRUST CORPORATION
The Board of Directors recommends
that you vote FOR the following
proposals:

For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, or merger agreement, dated as of
October 31, 2010, by and among M&T Bank Corporation, a New York corporation, MTB
One, Inc., a Delaware corporation and wholly owned direct subsidiary of M&T, and
Wilmington Trust Corporation, pursuant to which MTB One, Inc. will merge with and into Wilmington Trust Corporation.
¡	¡	¡

	For	Against	Abstain

2. To adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.	¡	¡	¡

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M29398-P04374

WILMINGTON TRUST CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
TUESDAY, MARCH 22, 2011 — 10:00 AM
Wilmington Trust Plaza
Mezzanine Level
301 West Eleventh Street
Wilmington, Delaware 19801
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned stockholder of WILMINGTON TRUST CORPORATION, a Delaware corporation (the “Company”), hereby appoints David R. Gibson and Michael A. DiGregorio, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders to be held on Tuesday, March 22, 2011 at 10:00 a.m., local time, at Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware, 19801, and at any adjournments, postponements or continuations thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.
Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said hereunder. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.
If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote “FOR” Proposals 1 and 2.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE